UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2012

SANTARUS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3721 Valley Centre Drive, Suite 400, San Diego, California 92130

(Address of Principal Executive Offices) (Zip Code)

(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 18, 2012, Santarus, Inc. (“Santarus”) entered into a Manufacturing and Supply Agreement with Cosmo Technologies Limited (“Cosmo”), relating to the commercial supply of UcerisTM (budesonide MMX) 9 mg tablets (the “product”). Under the terms of the agreement, Santarus is obligated to purchase all of its requirements of the product from Cosmo, and Cosmo and its affiliates are obligated to manufacture and supply the product exclusively to Santarus in the U.S. Santarus will pay Cosmo a supply price equal to ten percent of net sales. Cosmo will reimburse Santarus for costs associated with packaging, which will be contracted separately for by Santarus.

On December 10, 2008, Santarus entered into a license agreement with Cosmo pursuant to which Santarus was granted certain exclusive rights to develop and commercialize selected proprietary pharmaceutical products of Cosmo in the U.S. The term of the supply agreement continues for so long as the license agreement remains in effect.

Santarus may terminate the agreement at any time if it decides to no longer market the product by providing six months prior written notice. Santarus may also terminate the agreement with 30 days written notice in the event any governmental agency takes any action, or raises any objection, that prevents Santarus from importing, exporting, purchasing or selling the product or otherwise makes such activity unlawful. Santarus may also terminate the agreement if any regulatory proceeding, or other action, by the U.S. Food and Drug Administration (“FDA”) or a Foreign Regulatory Authority imposes on the manufacturing facility an import ban or withdraws any license required by Cosmo to manufacture the product. In addition, either party may terminate the agreement in the event of the other party’s uncured material breach, subject to prior written notice within a specified time period, or in the event of the other party’s insolvency or bankruptcy.

Cosmo is a wholly-owned subsidiary of Cosmo Pharmaceuticals S.p.A. (“Cosmo S.p.A.”) and Alessandro Della Chà, a member of Santarus’ board of directors, is also a member of the board of directors of Cosmo S.p.A. and serves as Cosmo S.p.A.’s outside legal counsel. As of March 31, 2012, Cosmo owned approximately 12.6% of Santarus’ outstanding common stock.

The foregoing description of the terms of the agreement is qualified in its entirety by reference to the Manufacturing and Supply Agreement, dated May 18, 2012, by and between Santarus, and Cosmo, which will be filed as an exhibit to Santarus’ Quarterly Report on Form 10-Q for the quarter ending June 30, 2012. Santarus will be requesting confidential treatment for certain terms of the Manufacturing and Supply Agreement, which request will be filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.

Date: May 22, 2012	By:	/s/ Gerald T. Proehl
Name: Gerald T. Proehl
Title: President and Chief Executive Officer